Contact: Merilee Raines, Chief Financial Officer, (207) 556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Fourth Quarter Results

WESTBROOK, Maine, January 25, 2008— IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the fourth quarter of 2007 increased 27% to $245.0 million from $192.2 million for the fourth quarter of 2006. Earnings per diluted share (“EPS”) for the quarter ended December 31, 2007 were $0.40, compared to $0.38, for the same period in the prior year. Non-GAAP adjusted diluted EPS for the fourth quarter grew 29% to $0.40 from $0.31 for the fourth quarter of 2006.

“We completed another strong quarter for our companion animal business, with overall organic growth at 17% and each individual business growing at a double-digit rate, which I think speaks to the fundamental strength of our market and our business model,” said Jonathan W. Ayers, Chairman and CEO. “Of particular note, instruments had another strong placement quarter, continuing the strong trend in placement growth that we saw throughout 2007. We expect the momentum in our IDEXX VetLab instrumentation business to continue in 2008 with the launch of our two new instruments, Catalyst Dx (TM) and SNAPShot Dx (TM), both of which we expect to begin shipping in March.”

Companion Animal Group (“CAG”) revenue for the fourth quarter of 2007 increased 26% to $197.5 million from $157.0 million for the fourth quarter of 2006. Acquisitions of reference laboratories contributed 5% to growth and changes in foreign currency exchange rates contributed an additional 4%. Growth for the quarter adjusted for acquisitions and foreign currency exchange rates was 17%.

Water segment revenue for the fourth quarter of 2007 increased 17% to $17.3 million from $14.7 million for the fourth quarter of 2006 due primarily to higher sales volume, partly offset by lower average unit sales prices due to both higher relative sales in geographies where products are sold at lower average unit sales prices and greater price competition in certain geographies. Higher sales volumes resulted in part from our commencement in September 2007 of distribution of certain water testing kits manufactured by Invitrogen Corporation, which contributed 6% to revenue growth. Compared to the same period of 2006, changes in foreign currency exchange rates contributed 5% to Water revenue growth.

Production Animal Segment (“PAS”) revenue for the fourth quarter of 2007 increased 34% to $22.2 million from $16.6 million for the fourth quarter of 2006 due primarily to higher livestock diagnostics sales volume, including sales attributable to Institut Pourquier, which we acquired in March 2007. Sales of Pourquier products contributed 16% to PAS revenue growth. The favorable impact of higher sales volume was partly offset by lower average unit sales prices for products that test for transmissible spongiform encephalopathies (“TSE”) due to greater price competition. Compared to the same period of 2006, changes in foreign currency exchange rates contributed 11% to PAS revenue growth.

IDEXX Announces Fourth Quarter Results
January 25, 2008

The accompanying financial tables provide more information concerning our revenue and other operating results for the three and twelve months ended December 31, 2007, as well as a reconciliation of non-GAAP adjusted diluted EPS to earnings per share.

Full-Year Results

Revenue for the year ended December 31, 2007 increased 25% to $922.6 million from $739.1 million for the year ended December 31, 2006. Revenue for the year ended December 31, 2007, adjusted for the impacts of acquisitions and foreign currency exchange rates, increased 14%.

Earnings per diluted share for the year ended December 31, 2007 increased 3% to $1.46 from $1.42 for the year ended December 31, 2006. Non-GAAP adjusted diluted EPS for the year ended December 31, 2007 grew 19% to $1.58 from $1.33 for the year ended December 31, 2006.

Additional Operating Results for the Fourth Quarter

Gross profit for the fourth quarter of 2007 increased $26.0 million, or 27%, to $122.2 million from $96.3 million for the fourth quarter of 2006. As a percentage of total revenue, gross profit was constant at 50%. Year-over-year, the gross profit percentage was unfavorably impacted by greater relative sales of lower margin products and services including laboratory and consulting services. Decreases in the gross margin percentage were offset by the favorable net impact of foreign currency exchange rates and higher average selling prices, resulting in part from higher relative sales of combination rapid assay products such as the SNAP®4Dx®, which was launched in the U.S. in September 2006.

Research and development (“R&D”) expense for the fourth quarter of 2007 was $16.8 million, or 6.8% of revenue, compared to $14.0 million, or 7.3% of revenue, for the fourth quarter of 2006. R&D expense grew primarily as a result of increased product development spending related to IDEXX VetLab® instrumentation and to product development activities across all product and service categories.

Selling, general and administrative (“SG&A”) expense for the fourth quarter of 2007 was $68.7 million, or 28% of revenue, compared to $52.8 million, or 27% of revenue, for the fourth quarter of 2006. Year- over-year increased SG&A expense was due primarily to expanded worldwide sales, marketing and customer support resources; higher spending on information technology, facilities and other general support functions; and incremental activities associated with recently acquired businesses.

IDEXX Announces Fourth Quarter Results
January 25, 2008

Outlook

The Company offers the following revised guidance for the full year of 2008:

•	Revenue is expected to be $1.05 billion to $1.07 billion, which represents revenue growth of 14% to 16%.

•
Diluted earnings per share are expected to be $1.83 to $1.87, which represents EPS growth of 25% to 28%. Excluding the impact in 2007 of acquisition-related purchase accounting and acquisition integration costs and the write-down of certain pharmaceutical assets, non-GAAP adjusted diluted EPS are projected to grow 16% to 18%.

Conference Call and Webcast Information

IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its fourth quarter results. To participate in the conference call, dial 719-325-4782 or 877-723-9502 and reference confirmation code 3405969. An audio replay will be available through February 1, 2008 by dialing 719-457-0820 and referencing replay code 3405969.

The call will also be available via live or archived Webcast on the IDEXX Laboratories' web site at www.idexx.com.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice management systems and pharmaceuticals. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 4,500 people and offers products to customers in over 100 countries.

IDEXX Announces Fourth Quarter Results
January 25, 2008

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of the Company’s products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and quarterly report on Form 10-Q for the quarter ended September 30, 2007, in the section captioned "Risk Factors.”

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2007	2006	2007	2006
Revenue:	Revenue	$244,969	$192,209	$922,555	$739,117
Expenses and
Income:	Cost of revenue	122,725	95,940	459,033	359,588
	Gross profit	122,244	96,269	463,522	379,529
	Sales and marketing	41,796	31,214	151,882	115,882
	General and administrative	26,937	21,634	108,119	82,097
	Research and development	16,769	13,951	67,338	53,617
	Income from operations	36,742	29,470	136,183	127,933
	Interest income (expense), net	(19)	845	(1,340)	2,817
	Income before provision for income taxes
	and partner's interest	36,723	30,315	134,843	130,750
	Provision for income taxes	11,195	5,643	40,829	37,224
	Partner's share of consolidated loss	-	-	-	(152)
Net Income:	Net income	$25,528	$24,672	$94,014	$93,678
	Earnings per share: Basic	$0.42	$0.39	$1.53	$1.49
	Earnings per share: Diluted	$0.40	$0.38	$1.46	$1.42
	Shares outstanding: Basic	61,186	62,523	61,560	62,866
	Shares outstanding: Diluted	64,156	65,472	64,455	65,907

Historical share and per share data has been retroactively restated to reflect the additional shares of common stock that were distributed on November 26, 2007 as a result of the two-for-one split of our outstanding common stock.

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2007	2006	2007	2006
Key Operating	Gross profit	49.9%	50.1%	50.2%	51.4%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	28.1%	27.5%	28.1%	26.8%
revenue):	Research and development expense	6.8%	7.3%	7.3%	7.3%
	Income from operations	15.0%	15.3%	14.8%	17.3%

International	International revenue (in thousands)	$106,251	$70,590	$370,422	$260,945
Revenue:	International revenue as percentage of
	total revenue	43.4%	36.7%	40.2%	35.3%

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
			Gross Profit		Income from				Earnings per Share
	Gross Profit		as a % of Revenue		Operations		Net Income		Diluted
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$122,244	$96,269	49.9%	50.1%	$36,742	$29,470	$25,528	$24,672	$0.40	$0.38
Acquisition-related purchase accounting,
acquisition integration costs & investment impairment (1)	-	82	-	-	101	467	65	311	-	-
Discrete income tax benefits(2)	-	-	-	-	-	-	-	(4,830)	-	(0.07)
Non-GAAP comparative measurements(3)	$122,244	$96,351	49.9%	50.1%	$36,843	$29,937	$25,593	$20,153	$0.40	$0.31

Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified events, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income  and cash flows, however, we believe that it is useful to evaluate our core  business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items. Discrete items for 2006 also include a write-down of an equity investment in one of our technology licensors. We believe the investment write-down is infrequent and is not representative of ongoing operations; IDEXX owns no other equity investments.

(2) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2006, the separately identified discrete income tax benefit was due to a reduction in previously accrued taxes in connection with the resolution of an Internal Revenue Service income tax audit for 2003 and 2004 in advance of the expiration of the statues of limitations.

(3) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Twelve Months Ended
			Gross Profit		Income from				Earnings per Share
	Gross Profit		as a % of Revenue		Operations		Net Income		Diluted
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$463,522	$379,529	50.2%	51.4%	$136,183	$127,933	$94,014	$93,678	$1.46	$1.42
Specified items:
Write-downs of certain pharmaceutical assets(1)	10,138	-	1.1%	-	10,138	-	6,392	-	0.10	-
Acquisition-related purchase accounting,
acquisition integration costs & investment impairment (2)	1,979	82	0.3%	0.1%	2,482	467	1,588	311	0.02	-
Discrete income tax benefits(3)	-	-	-	-	-	-	-	(6,111)	-	(0.09)
Non-GAAP comparative measurements(4)	$475,639	$379,611	51.6%	51.5%	$148,803	$128,400	$101,994	$87,878	$1.58	$1.33

 Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified events, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

 We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the write-down of certain pharmaceutical assets is not indicative of future performance because significant costs of a similar nature are not likely to recur within a reasonable period. We believe that we do not have other large inventory investments where the relationship of inventory to current sales volumes creates significant exposure to valuation risk. During the second quarter, we recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. We have written down these assets because product sales have been significantly lower than projected and we received notice from our third-party contract manufacturer of finished goods that the manufacturer will discontinue manufacturing the product in 2009. Due in part to an estimated production volume which is low, we believe that we will not be able to find an economically feasible replacement manufacturer and therefore that we will not be able to obtain the product after the termination of the existing manufacturing arrangement. We applied the statutory income tax rate of the applicable tax jurisdiction to calculate the after-tax impact of this discrete item.

(2) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items. Discrete items for 2006 include a write-down of an equity investment in one of our technology licensors. We believe the investment write-down is infrequent and is not representative of ongoing operations; IDEXX owns no other equity investments.

(3) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2006, the separately identified discrete income tax benefits were composed of a tax benefit of $0.06 per diluted share due to a reduction of previously accrued taxes in connection with the resolution of an Internal Revenue Service income tax audit for 2003 and 2004 in advance of the expiration of the statutes of limitations and a tax benefit of $0.03 per diluted share due to the release of a valuation allowance on international deferred tax assets as a result of obtaining certain multi-year tax incentives and the release of a valuation allowance on international deferred tax assets as a result of a subsidiary demonstrating consistent sustained profitability.

(4) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2007	2006	2007	2006
Revenue:	Companion Animal Group	$197,524	$156,995	$752,463	$606,319
	Water	17,294	14,734	66,235	58,466
	Production Animal Segment	22,214	16,630	75,085	58,940
	Other	7,937	3,850	28,772	15,392
	Total	$244,969	$192,209	$922,555	$739,117

Gross Profit:	Companion Animal Group	$93,912	$74,524	$363,240	$297,999
	Water	10,696	9,588	41,656	38,441
	Production Animal Segment	14,051	11,020	46,728	38,654
	Other	3,451	1,587	11,377	6,106
	Unallocated	134	(450)	521	(1,671)
	Total	$122,244	$96,269	$463,522	$379,529

Income from
Operations:	Companion Animal Group	$26,070	$22,219	$101,363	$100,760
	Water	6,837	6,280	26,847	25,762
	Production Animal Segment	5,170	4,893	15,456	16,172
	Other	412	566	(75)	1,852
	Unallocated	(1,747)	(4,488)	(7,408)	(16,613)
	Total	$36,742	$29,470	$136,183	$127,933

Gross Profit
(as a percentage
of revenue):	Companion Animal Group	47.5%	47.5%	48.3%	49.1%
	Water	61.8%	65.1%	62.9%	65.7%
	Production Animal Segment	63.3%	66.3%	62.2%	65.6%
	Other	43.5%	41.2%	39.5%	39.7%

Income from
Operations
(as a percentage
of revenue):	Companion Animal Group	13.2%	14.2%	13.5%	16.6%
	Water	39.5%	42.6%	40.5%	44.1%
	Production Animal Segment	23.3%	29.4%	20.6%	27.4%
	Other	5.2%	14.7%	(0.3)%	12.0%

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)
Three Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect (3)

CAG	$197,524	$156,995	$40,529	25.8%	3.9%	5.1%	16.8%
Water	17,294	14,734	2,560	17.4%	5.3%	-	12.1%
PAS	22,214	16,630	5,584	33.6%	10.9%	16.0%	6.7%
Other	7,937	3,850	4,087	106.2%	5.6%	97.7%	2.9%
Total	$244,969	$192,209	$52,760	27.4%	4.6%	7.5%	15.3%

Three Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

Instruments and consumables	$79,382	$64,986	$14,396	22.2%	4.9%	-	17.3%
Rapid assay products	31,036	25,724	5,312	20.6%	1.7%	-	18.9%
Laboratory and consulting services	63,843	47,827	16,016	33.5%	4.5%	16.6%	12.4%
Practice information systems and digital radiography	16,966	13,663	3,303	24.2%	3.2%	-	21.0%
Pharmaceutical products	6,297	4,795	1,502	31.3%	-	-	31.3%
Net CAG revenue	$197,524	$156,995	$40,529	25.8%	3.9%	5.1%	16.8%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended December 31, 2006 to the three months ended December 31, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the three months ended December 31, 2007 compared to the three months ended December 31, 2006 from businesses acquired since October 1, 2006.

(3) Organic growth

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Twelve Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

CAG	$752,463	$606,319	$146,144	24.1%	2.7%	6.0%	15.4%
Water	66,235	58,466	7,769	13.3%	3.5%	-	9.8%
PAS	75,085	58,940	16,145	27.4%	7.4%	12.4%	7.6%
Other	28,772	15,392	13,380	86.9%	3.4%	82.7%	0.8%
Total	$922,555	$739,117	$183,438	24.8%	3.2%	7.6%	14.0%

Twelve Months Ended
	Dec. 31, 2007	Dec. 31, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

Instruments and consumables	$289,271	$242,312	$46,959	19.4%	3.5%	-	15.9%
Rapid assay products	132,500	114,536	17,964	15.7%	0.8%	1.5%	13.4%
Laboratory and consulting services	255,193	187,114	68,079	36.4%	3.4%	18.4%	14.6%
Practice information systems and digital radiography	53,385	44,427	8,958	20.2%	1.5%	-	18.7%
Pharmaceutical products	22,114	17,930	4,184	23.3%	-	-	23.3%
Net CAG revenue	$752,463	$606,319	$146,144	24.1%	2.7%	6.0%	15.4%

 (1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the twelve months ended December 31, 2006 to the twelve months ended December 31, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the twelve months ended December 31, 2007 compared to the twelve months ended December 31, 2006 from businesses acquired subsequent to January 1, 2006.

(3) Organic growth

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		December 31,	December 31,
		2007	2006
Assets:	Current Assets:
	Cash and cash equivalents	$60,360	$61,666
	Short-term investments	-	35,000
	Accounts receivable, net	108,384	81,389
	Inventories	98,804	95,996
	Other current assets	38,115	28,212
	Total current assets	305,663	302,263
	Property and equipment, at cost	255,176	191,538
	Less: accumulated depreciation	113,324	91,910
	Property and equipment, net	141,852	99,628
	Other long-term assets, net	254,664	157,669
	Total assets	$702,179	$559,560
Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$32,510	$24,374
	Accrued expenses	107,248	90,715
	Debt	72,956	678
	Deferred revenue	10,678	8,976
	Total current liabilities	223,392	124,743
	Long-term debt, net of current portion	5,727	6,447
	Other long-term liabilities	34,737	18,509
	Total long-term liabilities	40,464	24,956

	Stockholders’ Equity:
	Common stock	9,450	9,324
	Additional paid-in capital	514,773	475,331
	Deferred stock units	2,201	1,852
	Retained earnings	585,862	490,614
	Treasury stock, at cost	(696,668)	(577,826)
	Accumulated other comprehensive income	22,705	10,566
	Total stockholders’ equity	438,323	409,861
	Total liabilities and stockholders’ equity	$702,179	$559,560

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		December 31,	December 31,
		2007	2006
Key
Balance Sheet	Total cash, cash equivalents and investments (in thousands)	$60,360	$96,666
Information:	Days sales outstanding	39	38
	Inventory turns	2.3	1.9

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Twelve Months Ended
		December 31,	December 31,
		2007	2006
Operating:	Cash Flows from Operating Activities:
	Net income	$94,014	$93,678
	Non-cash charges	42,121	26,384
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(555)	(10,236)
	Net cash provided by operating activities	$135,580	$109,826
Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	35,000	30,655
	Purchase of property and equipment	(65,138)	(32,331)
	Purchase of land and buildings	-	(12,084)
	Acquisition of businesses and intangible assets	(89,884)	(25,220)
	Acquisition of equipment leased to customers	(1,106)	(1,720)
	Net cash used by investing activities	$(121,128)	$(40,700)
Financing:	Cash Flows from Financing Activities:
	Borrowings (payments) of notes payable, net	69,992	(877)
	Purchase of treasury stock	(118,843)	(105,711)
	Proceeds from the exercise of stock options	20,941	20,922
	Tax benefit from exercise of stock options	9,267	9,407
	Net cash used by financing activities	$(18,643)	$(76,259)
	Net effect of exchange rate changes	2,885	1,648
	Net decrease in cash and cash equivalents	(1,306)	(5,485)
	Cash and cash equivalents, beginning of period	61,666	67,151
	Cash and cash equivalents, end of period	$60,360	$61,666

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2007	2006
Free Cash
Flow:	Net cash provided by operating activities	$135,580	$109,826
	Financing cash flows attributable to tax benefits from exercise of stock options	9,267	9,407
	Purchase of fixed assets	(65,138)	(44,415)
	Acquisition of equipment leased to customers	(1,106)	(1,720)
	Free cash flow	$78,603	$73,098

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Announces Fourth Quarter Results
January 25, 2008

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Share repurchases during the period	318,046	285,600	2,577,006	2,675,400
Average price paid per share	$60.20	$41.59	$45.94	$39.51

Shares remaining under repurchase authorization as of December 31, 2007			2,852,254

IDEXX Laboratories, Inc. and Subsidiaries
Earnings per Share Adjusted for Stock Split (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Basic
As reported	$0.42	$0.79	$1.53	$2.98
Adjusted for stock split	$0.42	$0.39	$1.53	$1.49
Diluted
As reported	$0.40	$0.75	$1.46	$2.84
Adjusted for stock split	$0.40	$0.38	$1.46	$1.42